FOR IMMEDIATE RELEASE

Intersections Inc. to Cease Operations of Pet Health Monitoring Business to Concentrate Resources on Identity and Privacy Protection Service Opportunities

CHANTILLY, VA – December 1, 2016 – Intersections Inc. (NASDAQ: INTX), a leading provider of identity risk management, privacy protection and other subscription based services for consumers, today announced that its Board of Directors approved the closure of its Pet Health Monitoring business, known as Voyce®, effective immediately. The Company's subsidiary, i4c Innovations Inc. created Voyce®, an innovative animal health monitoring device that was marketed to pet owners and veterinarians. The discontinuation of Voyce® commercial operations will enable the Company's strategy and capital to be directed toward identity and privacy protection services.

Despite interest from leaders in the veterinary industry in the Voyce® pet health monitoring technology, enrollment in the veterinary monitoring program was slower than expected and therefore the Voyce® business was unable to achieve an acceptable level of revenue. The Company is in the process of identifying all of the potential costs and other charges associated with its shutdown of the Pet Health Monitoring business. Additional information will be provided in the forthcoming Form 8-K to be filed with the Securities and Exchange Commission.

Michael Stanfield, Intersections Chairman and CEO, stated, "The Voyce® venture was formulated to diversify Intersections' opportunities. Efforts at Voyce® have taken longer than expected, and the time required to introduce such a breakthrough technology to the veterinary market was greater than anticipated. Today, Intersections principal marketplace - identity and privacy protection - continues to expand and provide significant opportunities for growth.  Intersections' new service, Privacy Now™ with Watson, will require intense focus to achieve its maximum potential."

Intersections' lender, Crystal Financial LLC, has preliminarily agreed to amend certain provisions of its credit agreement to accommodate the discontinuation and winding down of the Voyce® operations, subject to completion of definitive documentation. The wind down may include the sale of assets and other opportunities to monetize the Voyce® technology. This process may include seeking partners to license the technology for purposes of developing products for the veterinary, pharmaceutical and research markets.

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Forward-Looking Statements:
Statements in this release relating to future plans, results, performance, expectations, achievements and the like, including estimates or projections of future costs and cash expenditures of shutting down the Company's Pet Health Monitoring business, are considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the impact of shutting down our Pet Health Monitoring segment, including any impact on our outstanding debt; whether we will reach definitive agreement with our lender on mutually agreeable terms, or at all; the timing and success of new product launches and other growth initiatives; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring additional impairment costs or charges on goodwill and/or assets; our ability to control costs; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our new term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under "Forward-Looking Statements," "Item 1. Business—Government Regulation" and "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections Inc.:
Intersections Inc. (NASDAQ: INTX) provides innovative, information based solutions that help consumers manage risks and make better informed life decisions.  Under its IDENTITY GUARD® brand and other brands, the company helps consumers monitor, manage and protect against the risks associated with their identities and personal information. Headquartered in Chantilly, Virginia, the company was founded in 1996. To learn more, visit www.intersections.com.

For more information:
Ron Barden
Intersections Inc.
703.488.6810
IR@intersections.com